UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2009

NEVADA GOLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1369203	20-3724068
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number

1265 Mesa Drive
Fernley, NV  89408
(Address of principal executive offices, including zip code)

(775) 835-6177
(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2009, our Board of Directors increased the size of our Board of Directors to two members and appointed David Rector to fill the vacancy so created, to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified.

On November 5, 2009, David Mathewson, our Chief Executive Officer (“CEO”), President, Secretary, Chief Geologist and Director, resigned from his positions as CEO, President, Secretary and Chief Geologist.  He continues as a member of the Board of Directors.  Mr. Rector’s resignation as an officer did not result from any disagreement between him and us.

On November 5, 2009, our Board of Directors appointed David Rector as our CEO, President and Secretary.

Mr. Rector served as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director from April 19, 2004 through December 31, 2008.   He has served as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of Standard Drilling, Inc. since November 2007, and of Federal Sports & Entertainment, Inc. since September 30, 2008.  Mr. Rector previously served as President, Chief Executive Officer and Chief Operating Officer of Nanoscience from June 2004 to December 2006, when he resigned as an officer and Director of Nanoscience.  Mr. Rector also served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of California Gold Corp. (f/k/a US Uranium, Inc.) from June 15, 2007 to July 11, 2007 and again from August 8, 2007 to November 12, 2007.  Since June 1985, Mr. Rector has been the principal of the David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From January 1995 until June 1995, Mr. Rector served as the General Manager of the Consumer Products Division of Bemis-Jason Corporation. Mr. Rector was employed by Sunset Designs Inc., a manufacturer and marketer of consumer product craft kits from June 1980 until June 1985. From June 1983 until June 1985, Mr. Rector served as President and General Manager of Sunset, from August 1981 until May 1985, Mr. Rector served as an Administrative and International Director of Sunset, and from June 1980 until August 1981, Mr. Rector served as Group Product Manager for Sunset.

Additionally, Mr. Rector currently serves on the Board of Directors of the following public companies:

Company	Director Since

Senesco Technologies, Inc. (AMEX:SNT)	February 2002
Dallas Gold & Silver Exchange (AMEX:DSG)	May 2003
California Gold Corp. (OTCBB:CLGL)	June 2007
Standard Drilling, Inc.(STDR.PK)	November 2007
Federal Sports & Entertainment, Inc. (OTCBB:FEDS)	September 2008
Li3 Energy, Inc. (OTCBB: NNDY)	June 2008

On November 5, 2009, Mr. Rector was granted options to purchase 1,000,000 shares of our common stock under our 2008 Equity Incentive Plan (the “2008 Plan”).  Such options are intended be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.  The options will vest 100% on December 31, 2010, and will be exercisable at $0.135 per share, the last sale price of the common stock quoted on the OTC Bulletin Board on the date of the grant. The options shall expire five years from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nevada Gold Holdings, Inc.

Dated: November 12, 2009	By:	/s/ David Rector
	Name:	David Rector
	Title:	Chief Executive Officer and President